Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
On November 4, 2021, bluebird bio, Inc. (“bluebird bio”) completed the previously announced separation of its oncology portfolio and programs, which was accomplished by the distribution of 100% of the outstanding common stock of 2seventy bio, Inc. (“2seventy bio”) to bluebird bio stockholders as of the close of business on October 19, 2021, the record date for the distribution (the entire transaction being referred to as the “Separation”). bluebird bio stockholders received one share of 2seventy bio common stock for every three shares of bluebird bio common stock held at the close of business on October 19, 2021. Following the Separation, 2seventy bio is an independent, publicly traded company whose common stock will trade on the Nasdaq Global Select Market under the symbol “TSVT”.
The following unaudited pro forma condensed consolidated financial statements are based on bluebird bio’s historical consolidated financial statements and are presented to illustrate:
•the estimated effects of the Separation;
•Upon Separation, the release of restricted cash collateralizing a letter of credit related to a lease agreement associated with one of bluebird bio’s leases for office and laboratory space that was attributed to 2seventy bio in connection with the Separation.
The unaudited pro forma condensed consolidated statements of operations of bluebird bio reflect bluebird bio’s results of operations as if the Separation had occurred on January 1, 2018. The unaudited pro forma condensed consolidated balance sheet of bluebird bio reflects the financial position as if the Separation had occurred on June 30, 2021. Beginning in the fourth quarter of 2021, 2seventy bio’s historical financial results for periods prior to the Separation will be reflected in bluebird bio’s consolidated financial statements as discontinued operations.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with:
•the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in bluebird bio’s Form 10-K for the year ended December 31, 2020 and
•the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in bluebird bio’s Form 10-Q for the six months ended June 30, 2021.
The “Historical bluebird bio” column in the unaudited pro forma condensed consolidated financial statements reflects bluebird bio’s historical financial statements for the periods presented and does not reflect any adjustments related to the Separation and related events.
The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated balance sheet was derived from bluebird bio’s consolidated financial statements and the related accounting records as of June 30, 2021, adjusted to include certain assets and liabilities that will be transferred to 2seventy bio pursuant to the separation agreement and exclude certain liabilities related to 2seventy bio that will be retained by bluebird bio in connection with the Separation.
The “Discontinued Operations” columns in the unaudited pro forma condensed consolidated financial statements also reflect the estimated impact of the asset purchase agreement related to the sale in September 2021 of bluebird bio’s manufacturing facility (“bRT”) located in Durham, North Carolina to National Resilience, Inc. (“Resilience”) and the estimated impact on the related assets, liabilities, equity and results of operations of bRT.

Exhibit 99.2

Prior to the sale in September 2021, bRT was assumed to be attributed to 2seventy bio in connection with the Separation and for accounting purposes was deemed to be a component of a single disposal plan.
bluebird bio believes that the adjustments included within the “Discontinued Operations” column are consistent with the guidance for discontinued operations under U.S. GAAP. bluebird bio’s current estimates on a discontinued operations basis are preliminary and could change as it finalizes discontinued operations accounting to be reported in the Annual Report on Form 10-K for the year ending December 31, 2021.
The unaudited pro forma financial information has been prepared by management in accordance with Article 11, Pro Forma Financial Information, under Regulation S-X of the Exchange Act, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” and is for illustrative and informational purposes only. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what bluebird bio’s consolidated financial statements actually would have been or will be for any future periods had the Separation been completed as of the dates indicated. The pro forma condensed consolidated financial statements do not purport to project the future financial position or operating results of bluebird bio following the completion of the Separation. The pro forma financial information does not include adjustments to reflect any potential synergies or dis-synergies that may result from the Separation.

Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2021
(in thousands, except per share data)

	bluebird bio As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue:
Service revenue	$11,232	$(11,232)	$—	$—		$—
Collaborative arrangement revenue	3,190	(3,190)	—	—		—
Royalty and other revenue	5,845	(4,808)	1,037	—		1,037
Total revenues	20,267	(19,230)	1,037	—		1,037
Operating expenses:
Research and development	298,793	(135,385)	163,408	—		163,408
Selling, general and administrative	165,451	(48,344)	117,107	—		117,107
Share of collaboration loss	10,071	(10,071)	—	—		—
Cost of royalty and other revenue	17,582	(1,791)	15,791	—		15,791
Change in fair value of contingent consideration	416	(416)	—	—		—
Total operating expenses	492,313	(196,007)	296,306	—		296,306
Loss from operations	(472,046)	176,777	(295,269)	—		(295,269)
Interest income, net	1,149	(575)	574	—		574
Other (expense) income, net	23,669	(642)	23,027	—		23,027
Loss before income taxes	(447,228)	175,560	(271,668)	—		(271,668)
Income tax benefit (expense)	(282)	—	(282)	—		(282)
Net loss	$(447,510)	$175,560	$(271,950)	$—		$(271,950)
Net loss per share - basic and diluted	$(6.66)					$(4.04)
Weighted-average number of common shares used in computing net loss per share - basic and diluted	67,233					67,233
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2020
(in thousands, except per share data)

	bluebird bio As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue:
Service revenue	$114,064	$(114,064)	$—	$—		$—
Collaborative arrangement revenue	115,594	(115,594)	—	—		—
Royalty and other revenue	21,076	(21,076)	—	—		—
Total revenues	250,734	(250,734)	—	—		—
Operating expenses:
Research and development	587,956	(275,535)	312,421	—		312,421
Selling, general and administrative	286,896	(49,355)	237,541	—		237,541
Cost of royalty and other revenue	5,396	(5,396)	—	—		—
Change in fair value of contingent consideration	(6,468)	6,468	—	—		—
Total operating expenses	873,780	(323,818)	549,962	—		549,962
Loss from operations	(623,046)	73,084	(549,962)	—		(549,962)
Interest income, net	11,539	(5,770)	5,769	—		5,769
Other (expense) income, net	(6,502)	(379)	(6,881)	—		(6,881)
Loss before income taxes	(618,009)	66,935	(551,074)	—		(551,074)
Income tax benefit (expense)	(686)	—	(686)	—		(686)
Net loss	$(618,695)	$66,935	$(551,760)	$—		$(551,760)
Net loss per share - basic and diluted	$(9.95)					$(8.87)
Weighted-average number of common shares - basic and diluted	62,178					62,178
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2019
(in thousands, except per share data)

	bluebird bio As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue:
Service revenue	$30,729	$(30,729)	$—	$—		$—
Collaborative arrangement revenue	5,740	(5,740)	—	—		—
Royalty and other revenue	8,205	(8,205)	—	—		—
Total revenues	44,674	(44,674)	—	—		—
Operating expenses:
Research and development	582,413	(263,303)	319,110	—		319,110
Selling, general and administrative	271,362	(37,746)	233,616	—		233,616
Cost of royalty and other revenue	2,978	(2,978)	—	—		—
Change in fair value of contingent consideration	2,747	(2,747)	—	—		—
Total operating expenses	859,500	(306,774)	552,726	—		552,726
Loss from operations	(814,826)	262,100	(552,726)	—		(552,726)
Interest income, net	34,761	(17,380)	17,381	—		17,381
Other (expense) income, net	(10,088)	103	(9,985)	—		(9,985)
Loss before income taxes	(790,153)	244,823	(545,330)	—		(545,330)
Income tax benefit (expense)	545	—	545	—		545
Net loss	$(789,608)	$244,823	$(544,785)	$—		$(544,785)
Net loss per share - basic and diluted	$(14.31)					$(9.87)
Weighted-average number of common shares - basic and diluted	55,191					55,191
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2018
(in thousands, except per share data)

	bluebird bio As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue:
Service revenue	$44,533	$(44,533)	$—	$—		$—
Collaborative arrangement revenue	7,820	(7,820)	—	—		—
Royalty and other revenue	2,226	(2,226)	—	—		—
Total revenues	54,579	(54,579)	—	—		—
Operating expenses:
Research and development	448,589	(177,301)	271,288	—		271,288
Selling, general and administrative	174,129	(20,417)	153,712	—		153,712
Cost of royalty and other revenue	885	(885)	—	—		—
Change in fair value of contingent consideration	2,999	(2,999)	—	—		—
Total operating expenses	626,602	(201,602)	425,000	—		425,000
Loss from operations	(572,023)	147,023	(425,000)	—		(425,000)
Interest income, net	14,624	422	15,046	—		15,046
Other (expense) income, net	1,961	211	2,172	—		2,172
Loss before income taxes	(555,438)	147,656	(407,782)	—		(407,782)
Income tax benefit (expense)	(187)	—	(187)	—		(187)
Net loss	$(555,625)	$147,656	$(407,969)	$—		$(407,969)
Net loss per share - basic and diluted	$(10.68)					$(7.84)
Weighted-average number of common shares - basic and diluted	52,032					52,032
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

Exhibit 99.2

bluebird bio, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2021
(in thousands, except per share data)

	bluebird bio As Reported	Discontinued Operations (A)	Subtotal	Transaction Accounting Adjustments	Notes	Pro Forma
Assets:
Current assets:
Cash and cash equivalents	$353,468	$(57,076)	$296,392	$13,763	(B)	$310,155
Marketable securities	486,233	(241,806)	244,427	—		244,427
Prepaid expenses	33,726	(7,454)	26,272	—		26,272
Receivables and other current assets	16,597	(12,323)	4,274	—		4,274
Inventory	13,502	—	13,502	—		13,502
Total current assets	903,526	(318,659)	584,867	13,763		598,630
Marketable securities	101,927	(50,964)	50,963	—		50,963
Property, plant and equipment, net	158,820	(145,739)	13,081	—		13,081
Intangible assets, net	16,263	(12,127)	4,136	—		4,136
Goodwill	13,128	(8,433)	4,695	—		4,695
Operating lease right-of-use assets	190,993	(109,111)	81,882	—		81,882
Restricted cash and other non-current assets	69,802	(5,920)	63,882	(13,763)	(B)	50,119
Total assets	$1,454,459	$(650,953)	$803,506	$—		$803,506
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$39,294	$(19,345)	$19,949	$—		$19,949
Accrued expenses and other current liabilities	168,035	(64,755)	103,280	—		103,280
Operating lease liability, current portion	28,669	(14,100)	14,569	—		14,569
Deferred revenue, current portion	2,687	—	2,687	—		2,687

Exhibit 99.2

Collaboration research advancement, current portion	9,080	(9,080)	—	—	—
Total current liabilities	247,765	(107,280)	140,485	—	140,485
Deferred revenue, net of current portion	25,762	(25,762)	—	—	—
Collaboration research advancement, net of current portion	18,547	(18,547)	—	—	—
Operating lease liability, net of current portion	169,933	(104,075)	65,858	—	65,858
Other non-current liabilities	7,891	(1,925)	5,966	—	5,966
Total liabilities	469,898	(257,589)	212,309	—	212,309
Stockholders’ equity:
Preferred stock, $0.01 par value	—	—	—	—	—
Common stock, $0.01 par value	676	—	676	—	676
Additional paid-in capital	4,337,719	—	4,337,719	—	4,337,719
Accumulated other comprehensive loss	(5,777)	(70)	(5,847)	—	(5,847)
Accumulated deficit	(3,348,057)	(393,294)	(3,741,351)	—	(3,741,351)
Total stockholders’ equity	984,561	(393,364)	591,197	—	591,197
Total liabilities and stockholders’ equity	$1,454,459	$(650,953)	$803,506	$—	$803,506
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

Exhibit 99.2

bluebird bio, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Data
(A)  Reflects the discontinued operations of 2seventy bio, inclusive of the bRT operations, including the associated assets, liabilities, equity and results of operations as well as (i) the preliminary estimated assigned goodwill to the discontinued operations based on the estimated relative fair values of bluebird bio, 2seventy bio and bRT and (ii) the related transaction costs, primarily consisting of professional fees, that are directly related to the Separation and the sale of bRT. The unaudited pro forma condensed consolidated balance sheet reflects the $57.1 million of agreed-upon cash to be contributed to 2seventy bio by bluebird bio on the distribution date and the pro rata contribution of marketable securities from bluebird bio to 2seventy bio based on balances outstanding as of June 30, 2021.
(B) Reflects the impact of the release in connection with the Separation of $13.8 million of restricted cash collateralizing letters of credit related to lease and sublease agreements for office and laboratory space.
The unaudited pro forma condensed consolidated financial statements do not reflect the Securities Purchase Agreement that bluebird bio entered into on September 7, 2021 with institutional investors as such transaction was unrelated to the Separation. Pursuant to the Securities Purchase Agreement, bluebird bio issued and sold (i) 2,272,727 shares of its common stock, par value $0.01 per share, at a purchase price of $16.50 per share, and (ii) pre-funded warrants to purchase 2,272,727 shares of its common stock, at a purchase price of $16.49 per pre-funded warrant (representing the $16.50 per share purchase price less the exercise price of $0.01 per share), for aggregate gross proceeds to bluebird bio of approximately $75 million.